AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2019

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1615902 (I.R.S. Employer Identification No.)

1001 Air Brake Avenue
Wilmerding, Pennsylvania 15148-0001
(412) 825-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. DeNinno, Esq.
Executive Vice President, General Counsel and Secretary
Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, Pennsylvania 15148-0001
(412) 825-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randi L. Strudler
Peter E. Devlin
Jones Day
250 Vesey Street
New York, NY 10281
212-326-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	47,833,671	(2)	$72.44	(3)	$1,377,678,915.08	(3)(5)	$166,974.68	(5)
Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share	10,000		$208,739.22	(4)	$2,087,392,212.16	(4)	$252,991.94
Total							$419,966.62	(5)

(1)	The shares of Westinghouse Air Brake Technologies Corporation (“Wabtec”) common stock and Series A Non-Voting Convertible Preferred Stock will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock and Series A Non-Voting Convertible Preferred Stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.
(2)	Includes 19,018,207 shares of Wabtec common stock issued and outstanding and 28,815,464 shares of Wabtec common stock issuable upon conversion of the Wabtec Series A Non-Voting Convertible Preferred Stock. Upon the acquisition of beneficial ownership of a share (or fractional interest therein) of Wabtec Series A Non-Voting Convertible Preferred Stock by a purchaser, transferee or recipient in a conversion event (as described herein), such share (or fractional interest therein) of Wabtec Series A Non-Voting Convertible Preferred Stock will automatically convert into the right to receive Wabtec common stock at a conversion rate equal to 2,881.5464 shares of Wabtec common stock for each share of Wabtec Series A Non-Voting Convertible Preferred Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of shares of Wabtec common stock as reported on the New York Stock Exchange on April 26, 2019.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of shares of Wabtec common stock, into which shares of Wabtec Series A Non-Voting Convertible Preferred Stock will be converted, as reported on the New York Stock Exchange on April 26, 2019 and based on the conversion rate set forth above.
(5)	No separate consideration will be received for the 28,815,464 shares of Wabtec common stock issuable upon conversion of the Wabtec Series A Non-Voting Convertible Preferred Stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

47,833,671 Shares of Common Stock
comprising
19,018,207 Shares of Common Stock
and
28,815,464 Shares of Common Stock
issuable upon conversion of
10,000 Shares of Series A Non-Voting Convertible Preferred Stock

The selling stockholder of Westinghouse Air Brake Technologies Corporation referred to in this prospectus, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell, from time to time, up to (1) 19,018,207 shares of our common stock, par value $0.01 per share (“Common Stock”), and (2) 28,815,464 shares of our Common Stock issuable upon the conversion of shares of our Series A non-voting convertible preferred stock, par value $0.01 per share (“Series A Preferred Stock”). The selling stockholder acquired shares of our Common Stock and Series A Preferred Stock in connection with transactions related to the combination of Wabtec with the transportation business (“GE Transportation”) of General Electric Company (“GE” or the “selling stockholder”), including the merger (the “Merger”) of Wabtec US Rail Holdings, Inc., a Delaware corporation (“Merger Sub”), with and into Transportation Systems Holdings Inc., a Delaware Corporation, which, in connection with the Merger, changed its name to GE Transportation, a Wabtec Company (“SpinCo”), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 20, 2018 and amended as of January 25, 2019, by and among Wabtec, GE, Merger Sub and SpinCo. The Merger and the related transactions (collectively, the “GET transactions”) were completed on February 25, 2019.

Each share (or fractional interest therein) of Series A Preferred Stock will automatically convert, at the Conversion Rate (as defined below), into the right to receive Common Stock upon the (1) sale or other transfer (excluding any bona fide pledge) of such share (or fractional interest therein) to a third party that is not an affiliate of GE, (2) distribution of such share (or fractional interest therein) as part of a pro rata distribution of shares of Series A Preferred Stock to the holders of GE’s common stock or (3) exchange of such share (or fractional interest therein) as part of an exchange offer with the holders of GE’s common stock by GE for the Series A Preferred Stock (each, a “Conversion Event”). Shares (or fractional interests therein) of Series A Preferred Stock are not convertible into Common Stock at any time at which they are beneficially owned by GE or its subsidiaries. Upon the acquisition of beneficial ownership of a share (or fractional interest therein) of Series A Preferred Stock by a purchaser, transferee or recipient in a Conversion Event, such share (or fractional interest therein) of Series A Preferred Stock will automatically convert into the right to receive Common Stock at a “Conversion Rate” equal to 2,881.5464 shares of Common Stock for each share of Series A Preferred Stock. Shares of Series A Preferred Stock will not be transferred directly to purchasers thereof; such shares of Series A Preferred Stock will instead be received by the conversion agent for the benefit of the purchasers thereof and such purchasers will receive shares of Common Stock upon conversion of the Series A Preferred Stock. No fractional shares of Common Stock will be issued upon the conversion of any shares of Series A Preferred Stock.

Wabtec is not selling any shares of Common Stock or Series A Preferred Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling stockholder. The selling stockholder may sell the shares of Common Stock and Series A Preferred Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholder may sell its shares of Common Stock and Series A Preferred Stock in the section of this prospectus entitled “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange under the symbol “WAB.” On April 29, 2019, the last reported sales price for our Common Stock on the New York Stock Exchange was $73.82 per share. Our Series A Preferred Stock is not listed on any exchange, and we do not intend to list our Series A Preferred Stock on any exchange.

INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS, BEFORE MAKING ANY DECISION WHETHER TO INVEST IN THESE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. Under this process, any selling stockholder named in this prospectus or in one or more supplements to this prospectus may sell shares of Common Stock or Series A Preferred Stock from time to time. Each time any such selling stockholder sells shares of Common Stock or Series A Preferred Stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The selling stockholder may offer and sell shares of Common Stock or Series A Preferred Stock directly to purchasers, through agents selected by the selling stockholder, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of shares of Common Stock or Series A Preferred Stock offered hereby. See “Plan of Distribution.”

We have not authorized, and no selling stockholder has authorized, anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto filed by us with the SEC. If given or made, any such other information or representation should not be relied upon as having been authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented hereby does not extend to you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Wabtec,” “we,” “our,” “us” and the “Company” refer to Westinghouse Air Brake Technologies Corporation, a corporation organized under the laws of the State of Delaware, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at https://www.WabtecCorp.com or https://www.wabtec.com. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not part of or incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede that information. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any filings after the date of this prospectus until the offering of the securities is terminated. The information incorporated by reference by us is an important part of this prospectus. Any statement in a document incorporated by reference by us into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019;
•	our Current Reports on Form 8-K filed with the SEC on January 31, 2019, February 15, 2019, February 25, 2019, April 25, 2019 (the Current Report under Item 5.02 of Form 8-K) and April 30, 2019; and
•	the description of our Common Stock contained in Wabtec’s Form 8-A filed with the SEC on May 19, 1995, including any amendment or report filed for the purposes of updating such description.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, Wilmerding, Pennsylvania 15148-0001, Attention: Corporate Secretary; telephone number: (412) 825-1000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time, including in this prospectus, any applicable prospectus supplement, and in the documents incorporated by reference into this prospectus and any applicable prospectus supplement, we make and may in the future make “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding Wabtec’s expectations about future sales and earnings. All statements, other than historical facts, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions about us, including, among other things:

Economic and industry conditions

•	prolonged unfavorable economic and industry conditions in the markets served by Wabtec, including North America, South America, Europe, Australia, Asia and South Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for Wabtec’s products and services;
•	orders either being delayed, canceled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by Wabtec’s customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates; and
•	availability of credit;

Operating factors

•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;
•	labor relations;
•	the outcome of Wabtec’s existing or any future legal proceedings, including litigation involving Wabtec’s principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport and GE Transportation; and
•	the development and use of new technology;

Competitive factors

•	the actions of competitors; and
•	the outcome of negotiations with partners, suppliers, customers or others;

Political/governmental factors

•	political stability in relevant areas of the world;
•	future regulation/deregulation of Wabtec’s customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of Wabtec’s customers;
•	political developments and laws and regulations, including those related to Positive Train Control;
•	federal and state income tax legislation;
•	the outcome of negotiations with governments; and
•	other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

The foregoing list of important factors is not exclusive. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

The Company

Wabtec is one of the world’s largest providers of value-added, technology-based equipment, systems and services for the global passenger transit and freight rail industries. We believe we hold a leading market share for many of our core product lines globally. Our highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. We provide our products and services through two principal business segments, the Transit Segment and the Freight Segment.

The Transit Segment primarily manufactures and services components for new and existing passenger transit vehicles, typically regional trains, high speed trains, subway cars, light-rail vehicles and buses; supplies rail control and infrastructure products including electronics, positive train control equipment, and signal design and engineering services; builds new commuter locomotives; and refurbishes passenger transit vehicles. Customers include public transit authorities and municipalities, leasing companies and manufacturers of passenger transit vehicles and buses around the world. Demand in the transit market is primarily driven by general economic conditions, passenger ridership levels, government spending on public transportation and investment in new rolling stock.

The Freight Segment primarily manufactures and services components for new and existing locomotives and freight cars; supplies rail control and infrastructure products including electronics, positive train control equipment and signal design and engineering services; overhauls locomotives; and provides heat exchangers and cooling systems for rail and other industrial markets. Customers include large, publicly traded railroads, leasing companies, manufacturers of original equipment such as locomotives and freight cars and utilities. Demand is primarily driven by general economic conditions and industrial activity; traffic volumes, as measured by freight carloadings; investment in new technologies; and deliveries of new locomotives and freight cars.

Westinghouse Air Brake Technologies Corporation is a Delaware corporation. Our executive offices are located at 1001 Air Brake Avenue, Wilmerding, PA 15148-0001, and our telephone number at that location is (412) 825-1000. Our website address is https://www.WabtecCorp.com or https://www.wabtec.com. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not a part of or incorporated by reference into this prospectus.

The Combination with GE Transportation

On February 25, 2019, in accordance with the terms and conditions of the agreements relating to the GET transactions, we consummated the combination of Wabtec and GE Transportation. Pursuant to the terms of the transaction agreements, Wabtec issued 46,763,975 shares of Common Stock to the holders of GE common stock, 19,018,207 shares of Common Stock to GE and 10,000 shares of Series A Preferred Stock to GE, and made a cash payment to GE of $2.85 billion. Immediately after the consummation of the GET transactions, approximately 49.2% of the outstanding shares of Common Stock was held collectively by GE and record-date holders of GE common stock (with 9.9% held by GE directly in the form of shares of Common Stock and 15% underlying the shares of Series A Preferred Stock held by GE, which are convertible into shares of Common Stock) and approximately 50.8% of the outstanding shares of Common Stock was held by pre-transaction Wabtec stockholders, in each case calculated on a fully-diluted, as-converted and as-exercised basis. Following the GET transactions, GE also retained 15,000 shares of Class A non-voting preferred stock of SpinCo, and Wabtec held 10,000 shares of Class B non-voting preferred stock of SpinCo.

The Offering

Common Stock offered by the selling stockholder:
19,018,207 shares of Common Stock
Common Stock offered by the selling stockholder upon conversion of Series A Preferred Stock:
28,815,464 shares of Common Stock (10,000 shares of Series A Preferred Stock)
Our Common Stock is listed on the New York Stock Exchange under the symbol:
WAB
Use of proceeds:
All of the shares being offered under this prospectus are being sold by the selling stockholder. Accordingly, we will not receive any proceeds from the sale of these shares.
Risk factors:
You should read the section entitled “Risk Factors” beginning on page 7 of this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding whether to invest in our Common Stock.

RISK FACTORS

An investment in our Common Stock involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, and the other risks described in any prospectus supplement or in any of the documents incorporated by reference in this prospectus. These risks are not the only ones we will face. The risks and uncertainties that we discuss in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The selling stockholder may make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholder of the shares covered hereby.

SELLING STOCKHOLDER

Pursuant to this prospectus and any applicable prospectus supplement, the selling stockholder is offering for resale up to 47,833,671 shares of Common Stock (of which, 28,815,464 shares will be issuable upon the sale and immediate conversion of Series A Preferred Stock (or fractional interests therein)). The securities being offered were issued to the selling stockholder in connection with the GET transactions. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of Common Stock and Series A Preferred Stock being registered.

We are registering the shares of Common Stock and Series A Preferred Stock being offered hereby pursuant to our obligations to do so under a Shareholders Agreement (the “Shareholders Agreement”), dated as of February 25, 2019, by and among Wabtec and GE. The Shareholders Agreement was entered into in connection with the GET transactions.

To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholder has not, and within the past three years has not had, any position, office or other material relationship with us or any of our affiliates, except that GE (i) entered into agreements with us in connection with our combination with GE Transportation and (ii) has or had commercial arrangements with us in the ordinary course of business.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholder on or before the date hereof with respect to the beneficial ownership of the shares of our Common Stock and Series A Preferred Stock held by the selling stockholder as of April 26, 2019, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that the selling stockholder has sole voting and investment power with respect to all shares of Common Stock and Series A Preferred Stock shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. We have not independently verified this information.

Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock or Series A Preferred Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our Common Stock or Series A Preferred Stock that will be held by the selling stockholder upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the “After the Offering” columns in the table below, we assume that the selling stockholder will sell all of its shares of Common Stock and Series A Preferred Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 10,000 shares of our Series A Preferred Stock outstanding and 162,817,600 shares of our Common Stock outstanding as of March 31, 2019 (resulting in a total of 191,633,064 shares of Common Stock on an as-converted basis).

	Prior to the Offering						After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(2)	Number of Shares of Series A Preferred Stock Beneficially Owned	Percent of Shares of Series A Preferred Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Series A Preferred Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Series A Preferred Stock Beneficially Owned	Percent of Shares of Series A Preferred Stock Outstanding
General Electric Company(1)	47,833,671	25.0%	10,000	100.0%	47,833,671	10,000	—	0.0%	—	0.0%
(1)	General Electric Company is a corporation incorporated under the laws of the State of New York. The principal business of GE is providing global diversified infrastructure and financial services. The principal business address and principal office address of General Electric Company is 41 Farnsworth Street, Boston, Massachusetts 02210.
(2)	Calculated on an as-converted basis.

PLAN OF DISTRIBUTION

The offered securities are being registered to permit the selling stockholder the ability to offer and sell the offered securities from time to time after the date of this prospectus. The securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices at the time of sale or at privately negotiated prices. These prices will be determined by the selling stockholder or by agreement between such holder and underwriters or broker-dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods (or through a combination of any of these method), including the following:

•	underwritten transactions;
•	privately negotiated transactions;
•	sales through the New York Stock Exchange or on any national securities exchange or quotation service or over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	agreements between agents or broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	purchases by an agent or a broker-dealer as principal and resale by such agent or broker-dealer for its account;
•	block trades (which may involve crosses) in which a broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	short sales effected after the date the registration statement of which this prospectus is a part is becomes effective;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of Common Stock or Series A Preferred Stock offered hereby to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of Common Stock or Series A Preferred Stock offered hereby for whom they may act as agent or to whom they may sell as principal. In connection with sales of the shares of Common Stock offered hereby or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock offered hereby in the course of hedging in positions they assume. The selling stockholder may also sell shares of Common Stock offered hereby short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of Common Stock offered hereby to broker-dealers that in turn may sell such shares.

In addition, if the selling stockholder effects any such transactions set forth above by selling shares of Series A Preferred Stock, the shares of Series A Preferred Stock will not be transferred directly to purchasers thereof; such shares of Series A Preferred Stock will instead be received by the conversion agent for the benefit of the purchasers thereof and such purchasers will receive shares of Common Stock upon conversion of the Series A Preferred Stock.

The selling stockholder may pledge or grant a security interest in some or all of the shares of Common Stock and Series A Preferred Stock offered hereby and owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock or Series A Preferred Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the selling stockholder list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder, as well as any broker-dealer participating in the distribution of the shares of Common Stock or Series A Preferred Stock offered hereby, may be deemed to be “underwriter(s)” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

At the time a particular offering of the shares of Common Stock or Series A Preferred Stock offered hereby is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholder(s), the aggregate amount of shares of Common Stock and/or Series A Preferred Stock being offered and the terms of the offering, including, to the extent required, the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

The aggregate proceeds to the selling stockholder from the sale of Common Stock and Series A Preferred Stock offered by it hereby will be the purchase price of the Common Stock or Series A Preferred Stock, as applicable, less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock or Series A Preferred Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Under the securities laws of some states, the shares of Common Stock and Series A Preferred Stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock and Series A Preferred Stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock or Series A Preferred Stock registered pursuant to the registration statement of which this prospectus forms a part. Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may transfer, devise or gift shares of Common Stock or Series A Preferred Stock by other means not described in this prospectus.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock and Series A Preferred Stock offered hereby by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock and Series A Preferred Stock offered hereby to engage in market-making activities with respect to the shares of Common Stock and Series A Preferred Stock offered hereby. All of the foregoing may affect the marketability of the shares of Common Stock and Series A Preferred Stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock and Series A Preferred Stock offered hereby.

The selling stockholder has agreed to pay all fees and expenses incurred in connection with this registration pursuant to the Shareholders Agreement, including all registration and filing fees, printing and delivery expenses, fees and disbursements of counsel for the selling stockholder and all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the securities offered hereby; provided, however, that we will be responsible for our internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses and fees, if applicable, for listing the securities offered hereby on a securities exchange and the fees and disbursements of our counsel and all independent certified public accounts and other persons retained by us. We have agreed to indemnify the selling stockholder against certain losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), including liabilities under the Securities Act. Pursuant to the Shareholders Agreement, and to the extent permitted by applicable law, we may be indemnified by the selling stockholder against Losses, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling stockholder specifically for use in the registration statement of which this prospectus forms a part. To the extent permitted by applicable law, the selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock or Series A Preferred Stock against certain liabilities, including liabilities under the Securities Act.

Subject to certain terms and conditions of the Shareholders Agreement, we may restrict or suspend for certain periods of time offers and sales or other dispositions of the shares of Common Stock and Series A Preferred Stock under the registration statement of which this prospectus forms a part. In the event of such restriction or suspension, the selling stockholder will not be able to offer or sell or otherwise dispose of the shares of Common Stock or Series A Preferred Stock under the registration statement during such period.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF WABTEC CAPITAL SECURITIES

The rights of holders of Common Stock and Series A Preferred Stock are governed by, as applicable, Delaware law, the Restated Certificate of Incorporation of Wabtec, as amended (the “Wabtec Charter”), the Bylaws of Wabtec, as amended (the “Wabtec Bylaws”), and the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock of Wabtec (the “Certificate of Designations”). For information on how to obtain a copy of the Wabtec Charter, the Wabtec Bylaws and the Certificate of Designations, see “Where You Can Find More Information.”

The following descriptions of the Common Stock and Series A Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by reference to, as applicable, the complete text of the Wabtec Charter, the Wabtec Bylaws and the Certificate of Designations.

General

As of the date of this prospectus, Wabtec’s authorized capital stock consists of 501,000,000 shares of capital stock, consisting of up to 500,000,000 shares of Common Stock and up to 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of March 31, 2019, there were 162,817,600 shares of Common Stock issued and outstanding and Wabtec had reserved 1,951,722 additional shares of Common Stock for issuance under its stock compensation plans. As of March 31, 2019, there were 10,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Dividends. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Wabtec board of directors, out of funds legally available for their payment subject to the rights of holders of Wabtec preferred stock.

Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of Wabtec stockholders. There are no cumulative voting rights associated with the Common Stock.

Rights Upon Liquidation. In the event of Wabtec’s voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of Wabtec’s assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of the outstanding shares of Wabtec preferred stock have received their liquidation preferences in full.

Miscellaneous. The outstanding shares of Common Stock are fully paid and nonassessable. The holders of Common Stock are not entitled to preemptive or redemption rights. There are no sinking fund provisions applicable to the Common Stock. Shares of Common Stock are not convertible into shares of any other class of capital stock. EQ Shareowner Services is the transfer agent and registrar for the Common Stock.

Stock Exchange Listing. The Common Stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”

Preferred Stock

The Wabtec Charter expressly authorizes the Wabtec board of directors, subject to any limitations prescribed by law and without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock in one or more series from time to time. In addition, the Wabtec board of directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series of preferred stock.

Series A Preferred Stock

On February 25, 2019, Wabtec filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the designations, rights, privileges, restrictions, preferences and other terms relating to the Series A Preferred Stock. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is attached as Exhibit 3.5 to the registration statement of which this prospectus forms a part.

Ranking. The Series A Preferred Stock, with respect to rights upon the liquidation, dissolution or winding up of Wabtec, ranks senior to the Common Stock and to all other classes or series of equity securities of Wabtec.

Dividends and Distributions. If Wabtec declares or makes any dividend or distribution on Common Stock (including, without limitation, any distribution of cash, stock or other securities, property or rights, options or warrants by way of a dividend, distribution, spin-off, reclassification or other similar transaction, but excluding any dividend or distribution consisting solely of shares of Common Stock), holders of Series A Preferred Stock will be entitled to receive such dividend or distribution at the same time as, and on a pro rata, as converted, basis with, holders of the Common Stock. For each share of Series A Preferred Stock held, the holder will receive the same dividend or distribution as if such holder held a number of shares of Common Stock equal to the Conversion Rate (as defined below) as in effect on the record date for such dividend or distribution.

Terms of Conversion. Each share (or fractional interest therein) of Series A Preferred stock will automatically convert, at the Conversion Rate (as defined below), into the right to receive Common Stock upon the (1) sale or other transfer (excluding any bona fide pledge) of such share (or fractional interest therein) to a third party that is not an affiliate of GE, (2) distribution of such share (or fractional interest therein) as part of a pro rata distribution of shares of Series A Preferred Stock to the holders of GE’s common stock or (3) exchange of such share (or fractional interest therein) as part of an exchange offer with the holders of GE’s common stock by GE for the Series A Preferred Stock (each, a “Conversion Event”). Shares (or fractional interests therein) of Series A Preferred Stock are not convertible into Common Stock at any time at which they are beneficially owned by GE or its subsidiaries. Upon the acquisition of beneficial ownership of a share (or fractional interest therein) of Series A Preferred Stock by a purchaser, transferee or recipient in a Conversion Event, such share (or fractional interest therein) of Series A Preferred Stock will automatically convert into the right to receive Common Stock at a “Conversion Rate” equal to 2,881.5464 shares of Common Stock for each share of Series A Preferred Stock (subject to proportional adjustment in the event of any share split or combination of the Common Stock or any issuance of Common Stock as a dividend or distribution on the Common Stock). Shares of Series A Preferred Stock will not be transferred directly to purchasers thereof; such shares of Series A Preferred Stock will instead be received by the conversion agent for the benefit of the purchasers thereof and such purchasers will receive shares of Common Stock upon conversion of the Series A Preferred Stock. No fractional shares of Common Stock will be issued upon the conversion of any shares of Series A Preferred Stock, and any such fractional shares to which the purchaser, transferee or recipient would otherwise be entitled to receive will be aggregated by the conversion agent and the whole shares obtained thereby will be sold on the open market, with the net proceeds thereof to be made available on a pro rata basis.

Redemption. Wabtec does not have the right to redeem the Series A Preferred Stock at its option. The holders of the Series A Preferred Stock do not have the right to require Wabtec to redeem the Series A Preferred Stock at their option. If Wabtec and the holders of the Series A Preferred Stock agree, Wabtec may purchase or otherwise acquire (including in an exchange transaction) shares of Series A Preferred Stock from time to time in negotiated repurchases, by tender or exchange offer or otherwise.

Voting Rights. The holders of Series A Preferred Stock do not have any voting rights, except for certain class voting rights set forth in the Certificate of Designations or as otherwise required by applicable law.

Liquidation Rights. Upon any liquidation, dissolution or winding up of Wabtec, the holders of Series A Preferred Stock are entitled to receive (1) a liquidation preference of $100.00 per share plus (2) a share of the assets of Wabtec legally available for distribution to its stockholders, after satisfaction of liabilities owed to Wabtec’s creditors and payment of the liquidation preference pursuant to clause (1), on a pro rata, as converted, basis with the holders of Common Stock.

Certain Covenants: Wabtec may not consumate a binding share exchange or reclassification involving the Series A Preferred Stock or merge or consolidate with any other person unless the Series A Preferred Stock either remains outstanding or is exchanged for equivalent securities of the surviving or acquiring company and, in each case, the Series A Preferred Stock or such equivalent securities have such rights, preferences, privileges and powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and powers of the Series A Preferred Stock immediately prior to such consummation, taken as a whole. Each holder of Series A Preferred Stock is entitled to (i) participate in any tender or exchange offer for shares of Common Stock made by Wabtec or its subsidiaries and (ii) exercise any rights, options or warrants received as a the dividend and distribution or Common Stock, in each case, as if such holder held the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock are convertible (or would be convertible upon a Conversion Event).

Recapitalizations, Reclassifications and Changes of Common Stock. In the event of (i) any consolidation or merger of Wabtec with or into another person; (ii) any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated property and assets of Wabtec and its subsidiaries; (iii) any reclassification of Common Stock; or (iv) any statutory exchange of Common Stock with another person (other than in connection with a merger or acquisition), in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share (or fraction of a share) of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will become convertible into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holder would have been entitled to receive if such share (or fraction of a share) had been converted into Common Stock immediately prior to such Reorganization Event.

Miscellaneous. The outstanding shares of Series A Preferred Stock are fully paid and nonassessable. The holders of Series A Preferred Stock are not entitled to preemptive rights. There are no sinking fund provisions applicable to the Series A Preferred Stock. EQ Shareowner Services is the transfer agent, registrar and conversion and dividend disbursing agent for the Series A Preferred Stock.

Special Charter Provisions

The Wabtec Charter and the Wabtec Bylaws contain various provisions that may discourage or delay attempts to gain control of Wabtec. For example:

•	the Wabtec board of directors is classified into three classes, with one class elected each year to serve a three-year term;
•	the Wabtec Bylaws require the Nominating and Corporate Governance Committee to nominate (a) William E. Kassling (so long as Mr. Kassling is able and willing to serve and members of his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec beneficially owned by Mr. Kassling immediately after the closing of the stock purchase transaction governed by the stock purchase agreement dated as of March 5, 1997 and described in the Current Report on Form 8-K filed by Wabtec on April 11, 1997) and (b) Emilio A. Fernandez (so long as Mr. Fernandez is able and willing to serve and Mr. Fernandez and his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec delivered by Wabtec pursuant to that certain Asset Purchase Agreement dated as of January 23, 1995 by and among Wabtec, Pulse Acquisition Corporation, Pulse Electronics, Incorporated and Pulse Embedded Computer Systems, Inc., which was filed as an exhibit to Wabtec’s Registration Statement on Form S-1 (Registration No. 33-90866)). The Wabtec Corporate Governance Guidelines, amended as of May 15, 2018, provide for the resignation of directors from the Wabtec board of directors upon reaching the age of 75;
•	except as otherwise provided by applicable law, the Wabtec Charter or the Wabtec Bylaws may be altered, amended or repealed by the stockholders at any annual or special meeting or by action of the Wabtec board of directors;
•	special meetings of the stockholders may be called at any time by the Chairman of the Wabtec board of directors, the Chief Executive Officer, a majority of the Wabtec board of directors or stockholders owning not less than 25% of the capital stock of Wabtec’s issued and outstanding capital stock entitled to vote and may not be called by any other person or persons or in any other manner; and
•	stockholders must provide advance notice if they wish to submit a proposal or nominate candidates for director at Wabtec’s annual meeting of stockholders.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones Day.

EXPERTS

The combined financial statements of GE Transportation as of December 31, 2018 and 2017, and for each of the three years in the three-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report by KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2018, as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018 (including the schedule appearing therein), and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which as to the year 2016 is based in part on the report of PricewaterhouseCoopers Audit, independent registered public accounting firm. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The audited financial statements of Faiveley Transport S.A. for the period from November 30, 2016 to December 31, 2016, not separately incorporated by reference herein, have been audited by PricewaterhouseCoopers Audit, an independent registered public accounting firm, whose report thereon is incorporated by reference herein. The audited financial statements of Westinghouse Air Brake Technologies Corporation to the extent they relate to Faiveley Transport S.A. have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses and costs to be incurred by us in connection with the registration of the shares of Common Stock and Series A Preferred Stock offered hereby. The selling stockholder has agreed to pay all fees and expenses incurred in connection with this registration pursuant to the Shareholders Agreement, including the $419,966.62 SEC registration fee, all filing fees, printing and delivery expenses, fees and disbursements of counsel for the selling stockholder and all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the securities offered hereby; provided, however, that we will be responsible for our internal expenses, the expenses of any annual audit or quarterly review, the expenses and fees, if applicable, for listing the securities offered hereby on a securities exchange and the fees and disbursements of our counsel and all independent certified public accounts and other persons retained by us. All the amounts shown are estimated.

Amount to be Paid*
Legal fees and expenses	$100,000
Accounting fees and expenses	$187,500
Listing fees and expenses	$180,000
Miscellaneous	$20,000
Total	$487,500
*	Since the securities covered by this registration statement may be sold from time-to-time in transactions effected by a variety of methods, the amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and are exclusive of any offering of securities hereunder.
Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a former or present director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

1.	by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or
2.	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or
3.	if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or
4.	by the stockholders.

Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

2. Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of Wabtec, October 19, 1989). As noted in paragraph 3 below, Wabtec’s Restated Certificate of Incorporation, as amended, includes a provision contemplated by Section 102(b)(7) of the DGCL.

3. Certificate of Incorporation Provision on Liability of Directors. The Restated Certificate of Incorporation of Wabtec, as amended, provides that no Wabtec director shall be personally liable to Wabtec or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Wabtec or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit.

4. Indemnification By-Law. Section 1 of Article VIII of Wabtec’s Amended By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wabtec) by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of the Wabtec enterprise, against expenses (including attorneys’ fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2 of Article VIII of Wabtec’s Amended By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Wabtec to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wabtec unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3 of Article VIII of Wabtec’s Amended By-Laws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by Wabtec only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be. Such determination shall be made (i) by a majority of the vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of Wabtec has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 8 of Article VIII of Wabtec’s Amended By-Laws provides that Wabtec may purchase or maintain insurance on behalf of any person who is or was a director or officer of Wabtec, or is or was a director of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Wabtec would have the right or obligation to indemnify him against such liability.

5. Director and Officer Liability Insurance. Wabtec maintains director and officer liability insurance covering its directors and officers with respect to certain liabilities which they may incur in connection with their serving as such.

Item 16.	Exhibits
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

2.1
Share Purchase Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, FW Acquisition, LLC and Wabtec Corporation dated as of October 6, 2015 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on October 8, 2015).

2.2
Tender Offer Agreement among Faiveley Transport, S.A., FW Acquisition, LLC, and Wabtec Corporation dated as of October 6, 2015 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on October 8, 2015).

2.3
Amendment No. 1 to the Share Purchase Agreement among Mr. Erwan Faiveley, Wabtec France, and Wabtec Corporation dated as of October 24, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on October 26, 2016).

2.4
Amendment No. 1 to the Tender Offer Agreement among Faiveley Transport, S.A., Wabtec France, and Wabtec Corporation dated as of October 24, 2016 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on October 26, 2016).

2.5
Agreement and Plan of Merger, dated May 20, 2018, by and among Westinghouse Air Brake Technologies Corporation, General Electric Company, Transportation Systems Holdings Inc., and Wabtec US Rail Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 24, 2018).†

2.6
Separation, Distribution and Sale Agreement, dated May 20, 2018, by and among Westinghouse Air Brake Technologies Corporation, General Electric Company, Transportation Systems Holdings Inc., and Wabtec US Rail, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 24, 2018).†

2.7
Amendment to the Agreement and Plan of Merger, dated January 25, 2019, by and among Westinghouse Air Brake Technologies Corporation, General Electric Company, Transportation Systems Holdings Inc., and Wabtec US Rail Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on January 31, 2019).†

2.8
Amendment to the Separation, Distribution and Sale Agreement, dated January 25, 2019, by and between Westinghouse Air Brake Technologies Corporation and General Electric Company (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on January 31, 2019).†

3.1
Restated Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation, dated January 30, 1995, as amended December 31, 2003 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by Westinghouse Air Brake Technologies Corporation on February 25, 2011).

Exhibit No.	Description
3.2
Certificate of Amendment of Restated Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation, dated May 14, 2013 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 15, 2013).

3.3
Certificate of Amendment of Restated Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation, dated November 19, 2018 (incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed by Westinghouse Air Brake Technologies Corporation on February 27, 2019).

3.4
Amended By-Laws of Westinghouse Air Brake Technologies Corporation, effective May 14, 2014 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 19, 2014).

3.5
Certificate of Designations of Series A Non-Voting Convertible Preferred Stock of Westinghouse Air Brake Technologies Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on February 25, 2019).

4.1
Shareholder’s Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, and Wabtec Corporation dated as of October 6, 2015 (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on October 8, 2015).

4.2
Amendment No. 1 to the Shareholder’s Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, and Wabtec Corporation dated as of dated as of October 24, 2016 (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on October 26, 2016).

4.3
Shareholders Agreement, dated February 25, 2019, by and between Westinghouse Air Brake Technologies Corporation and General Electric Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on February 25, 2019).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of PricewaterhouseCoopers Audit.

23.4	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).
*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
†	The schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any such omitted schedule or similar attachment to the SEC upon request.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on April 30, 2019.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
By:	/s/ David L. DeNinno
Name:	David L. DeNinno
Title:	Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY

Each of the undersigned directors and officers of Westinghouse Air Brake Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Albert J. Neupaver	Executive Chairman of the Board	April 30, 2019
Albert J. Neupaver

/s/ Raymond T. Betler	President and Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2019
Raymond T. Betler

/s/ Patrick D. Dugan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2019
Patrick D. Dugan

/s/ John A. Mastalerz	Senior Vice President of Finance, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	April 30, 2019
John A. Mastalerz

Name	Title	Date

Lead Director
William E. Kassling

/s/ Philippe Alfroid	Director	April 30, 2019
Philippe Alfroid

/s/ Robert J. Brooks	Director	April 30, 2019
Robert J. Brooks

/s/ Erwan Faiveley	Director	April 30, 2019
Erwan Faiveley

/s/ Emilio A. Fernandez	Director	April 30, 2019
Emilio A. Fernandez

/s/ Lee B. Foster, II	Director	April 30, 2019
Lee B. Foster, II

/s/ Linda S. Harty	Director	April 30, 2019
Linda S. Harty

/s/ Brian P. Hehir	Director	April 30, 2019
Brian P. Hehir

/s/ Michael W. D. Howell	Director	April 30, 2019
Michael W. D. Howell